EX-28.h.3.d

EXHIBIT A

to the Expense Limitation Agreement between

NATIONWIDE VARIABLE INSURANCE TRUST

and

NATIONWIDE FUND ADVISORS

Effective May 1, 2007

Amended as of May 1, 2026*†

Name of Fund		Expense Limitation for Fund/Class

NVIT S&P 500 Index Fund	Class I Class II Class IV Class Y	0.21% 0.21% 0.21% 0.21%

NVIT Small Cap Index Fund	Class II Class Y	0.28% 0.28%

NVIT Mid Cap Index Fund	Class I Class II Class Y	0.30% 0.30% 0.30%

NVIT International Index Fund	Class I Class II Class VIII Class Y	0.34% 0.34% 0.34% 0.34%

NVIT Bond Index Fund	Class I Class II Class Y	0.29% 0.29% 0.29%

NVIT Fidelity Institutional AM® Emerging Markets Fund (formerly, NVIT Emerging Markets Fund)	Class I Class II Class D Class Y	0.97% 0.97% 0.97% 0.97%

NVIT Jacobs Levy Large Cap Growth Fund	Class I Class II	0.45% 0.45%

Name of Fund		Expense Limitation for Fund/Class

NVIT Allspring Discovery Fund	Class I Class II	0.78% 0.78%

NVIT Loomis Short Term High Yield Fund (formerly, NVIT Federated High Income Bond Fund)	Class I	0.72%

NVIT GQG US Quality Equity Fund (formerly, NVIT Calvert Equity Fund)	Class I Class II Class Y	0.78% 0.78% 0.78%

NVIT Blueprint Conservative Fund	Class I Class II Class Y	0.25% 0.25% 0.25%

NVIT Blueprint Moderately Conservative Fund	Class I Class II Class Y	0.25% 0.25% 0.25%

NVIT Blueprint Balanced Fund	Class I Class II Class Y	0.25% 0.25% 0.25%

NVIT Blueprint Moderate Fund	Class I Class II Class Y	0.25% 0.25% 0.25%

NVIT Blueprint Capital Appreciation Fund	Class I Class II Class Y	0.25% 0.25% 0.25%

NVIT Blueprint Moderately Aggressive Fund	Class I Class II Class Y	0.25% 0.25% 0.25%

NVIT Blueprint Aggressive Fund	Class I Class II Class Y	0.28% 0.28% 0.28%

NVIT Victory Mid Cap Value Fund	Class I Class II	0.73% 0.73%

Name of Fund		Expense Limitation for Fund/Class

NVIT BNY Mellon Dynamic U.S. Core Fund	Class I Class II Class Y Class P	0.65%(1) 0.90%(1) 0.50%(1) 0.75%(1)

NVIT BNY Mellon Dynamic U.S. Equity Income Fund	Class I Class II Class X Class Y Class Z	0.76%(1) 0.93%(1) 0.63%(1) 0.51%(1) 0.88%(1)

NVIT Putnam International Value Fund (formerly, NVIT Columbia Overseas Value Fund)	Class I Class II Class X Class Y Class Z	0.78% 0.78% 0.78% 0.78% 0.78%

NVIT Investor Destinations Capital Appreciation Fund	Class II Class P Class Z	0.28% 0.28% 0.28%

NVIT Investor Destinations Balanced Fund	Class II Class P	0.28% 0.28%

NVIT Strategic Income Fund (formerly, NVIT Amundi Multi Sector Bond Fund)	Class I	0.78%

NVIT Invesco Small Cap Growth Fund	Class I Class II	0.94% 0.94%

NVIT Blueprint Managed Growth Fund	Class I Class II	0.07% 0.07%

NVIT Blueprint Managed Growth & Income Fund	Class I Class II	0.10% 0.10%

NVIT Investor Destinations Managed Growth Fund	Class I Class II	0.16% 0.16%

NVIT Investor Destinations Managed Growth & Income Fund	Class I Class II	0.15% 0.15%

Name of Fund		Expense Limitation for Fund/Class

NVIT Managed American Funds Asset Allocation Fund	Class II Class Z	0.23% 0.23%

NVIT Managed American Funds Growth-Income Fund	Class II	0.22%

NVIT BlackRock Equity Dividend Fund	Class I Class II Class IV Class Y	0.65% 0.65% 0.65% 0.65%

NVIT DoubleLine Total Return Tactical Fund	Class I Class II Class Y	0.58% 0.58% 0.58%

NVIT iShares® Fixed Income ETF Fund	Class II Class Y	0.17% 0.17%

NVIT iShares® Global Equity ETF Fund	Class II Class Y	0.17% 0.17%

NVIT J.P. Morgan U.S. Equity Fund	Class II Class Y	0.44% 0.44%

NVIT Multi-Manager Small Cap Value Fund	Class I Class II Class IV	0.91% 0.91% 0.91%

NVIT J.P. Morgan Digital Evolution Strategy Fund	Class Y Class II	0.56% 0.56%

NVIT J.P. Morgan Innovators Fund	Class Y	0.62%

NVIT J.P. Morgan Large Cap Growth Fund	Class I	0.44%
	Class II	0.44%
	Class Y	0.44%

NVIT J.P. Morgan US Technology Leaders Fund	Class II	0.56%
	Class Y	0.56%

NVIT International Equity Fund	Class I Class II Class Y	0.73% 0.73% 0.73%

Name of Fund		Expense Limitation for Fund/Class

NVIT J.P. Morgan Inflation Managed Fund	Class I Class II	0.25% 0.25%

NVIT Government Bond Fund	Class I Class II Class IV Class P Class Y	0.54% 0.54% 0.54% 0.54% 0.54%

NVIT Fidelity Institutional AM® Worldwide Fund	Class I Class II	0.55% 0.55%

NVIT NASDAQ-100 Index Fund	Class I Class II	0.22% 0.22%

(1)	Rule 12b-1 fees and fees paid pursuant to an Administrative Services Plan are included in “Fund Operating Expenses” in Section 1.1.

*As approved at the Board of Trustees Meeting held on December 9, 2025.

†Effective through April 30, 2027.

IN WITNESS WHEREOF, the parties have caused this Amended Exhibit A to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

NATIONWIDE VARIABLE INSURANCE TRUST

By:_/s/ Joseph N. Aniano
Name: Joseph N. Aniano
Title: President

NATIONWIDE FUND ADVISORS

By:_/s/ Jospeh N. Aniano
Name: Joseph N. Aniano
Title: President